Exhibit 99.1

NEWS RELEASE

Five9 Reports First Quarter 2014 Results

Revenue Increased 27% Year-Over-Year

SAN RAMON, CALIF. – May 13, 2014 – Five9, Inc. (NASDAQ: FIVN), a leading provider of cloud contact center software, today reported results for the first quarter ended March 31, 2014.

“We delivered strong first quarter results, growing revenue by 27%. Our robust performance was fueled by the growing demand for our integrated cloud-based software solutions. Increasingly, we are seeing customers shift from legacy on-premise solutions as they are drawn to the benefits of the cloud—the low up-front costs, ability to scale on-demand, rapid deployment and the ease of management and integration. We believe Five9 is well positioned to capitalize on these trends in a multi-billion dollar market opportunity.”

“Our recent IPO was a significant milestone for Five9 and provides us with increased market awareness and additional financial resources to pursue our growth strategy.”

— Mike Burkland, President and CEO, Five9

First Quarter 2014 Financial Results

•	Total revenue for the first quarter of 2014 increased 27% to $24.3 million compared to $19.1 million for the first quarter of 2013.

•	Annual dollar-based retention rate for the period ended March 31, 2014 was 100%.

•	Adjusted EBITDA for the first quarter of 2014 was a loss of $(6.5) million, compared to a loss of $(5.5) million for the first quarter of 2013.

•	GAAP gross margin was 45.8% in the first quarter of 2014 compared to 38.9% for the same period in 2013.

•	Adjusted gross margin was 51.1% for the first quarter of 2014 compared to 43.5% for the same period in 2013.

•	GAAP net loss for the first quarter of 2014 was $(8.3) million, or $(1.48) per share, compared to a GAAP net loss of $(6.7) million, or $(1.88) per share, for the first quarter of 2013. Included in first quarter 2014 GAAP net loss was a benefit of $1.7 million, equivalent to $0.31 per share, due to the re-valuation of preferred and common stock warrants relating to the pricing of the Company’s IPO.

•	Non-GAAP net loss for the first quarter of 2014 was $(8.7) million, or $(1.55) per share, compared to a Non-GAAP net loss of $(6.6) million, or $(1.87) per share, for the first quarter of 2013.

•	Per share amounts exclude the impact of our issuance of 11.5 million shares of our common stock and the conversion of 30.6 million shares of preferred stock into common stock as a result of our initial public offering on April 4, 2014.

A reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth below.

Recent Business Highlights

•	Completed initial public offering and began trading on NASDAQ on April 4, 2014. Net proceeds from the IPO were approximately $72.7 million, after underwriting discounts and estimated offering expenses.

•	Continued strong momentum in adding new customers, with key enterprise wins in three particular vertical markets in the first quarter – Healthcare, Technology and Retail.

•	Strengthened and expanded our partnerships with leading CRM vendors by providing valuable integrations to their offerings.

•	Expanded our executive team with the addition of Scott Welch as EVP of Cloud Operations. Scott is a cloud technology veteran with 24 years of experience in software development, technology and operations.

Business Outlook

•	For the second quarter of 2014, Five9 expects to report:

•	Revenue in the range of $24.4 to $25.2 million

•	GAAP net loss in the range of $(11.6) to $(12.6) million

•	Non-GAAP net loss in the range of $(9.8) to $(10.8) million

•	For the full year 2014, Five9 expects to report:

•	Revenue in the range of $102.0 to $106.0 million

•	GAAP net loss of $(41.7) to $(43.9) million

•	Non-GAAP net loss in the range of $(36.8) to $(38.8) million

Conference Call Details

Five9 will discuss its first quarter 2014 results today, May 13, 2014, via teleconference at 4:30 p.m. Eastern Time. To access the call, please dial: 877-941-2068 or 480-629-9712. An audio replay of the call will be available through May 27, 2014 by dialing 800-406-7325 or 303-590-3030 and entering access code 4680481. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our web site, prior to the conference call.

A webcast of the call will be available on the Investor Relations section of the Company’s website at http://investors.five9.com/.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events, as well as factors that do not directly affect what we consider to be our core operating performance. The company’s management uses these measures to (i) illustrate underlying trends in the company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

Forward Looking Statements

This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer and statements set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) we may be unable to attract new clients or sell additional services and functionality to our existing clients; (iii) our recent rapid growth may not be indicative of our future growth and we may fail to manage our growth effectively; (iv) the markets in which we participate are highly competitive and we may be unable to compete effectively; (v) we may be unable to manage our technical operations infrastructure, which could cause our existing clients to experience service outages, cause our new clients to experience delays in the deployment of our solution and subject us to, among other things, claims for credits or damages; (vi) a decline in our dollar-based retention rate could cause our revenues, gross margins and net income to decrease and we may be required to spend more money to grow our client base to maintain our revenues; (vii) sales of our solutions to larger organizations may require longer sales and implementation cycles and we may be unable to offer the configuration and integration services or customized features and functions required by larger organizations, which could delay or prevent sales of our solution to them; (viii) downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (ix) third-party telecommunications and internet service providers on which we rely may fail to provide our clients and their customers with reliable telecommunication services and connectivity to our cloud contact center software; (x) we may be unable to achieve or sustain profitability; and (xi) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Registration Statement on Form S-1 and our most recent quarterly report on Form 10-Q. Such forward looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9

Five9 is a leading provider of cloud contact center software, bringing the power of the cloud to thousands of customers and facilitating more than three billion customer interactions annually. Since 2001, Five9 has led the cloud revolution in contact centers, helping organizations of every size transition from premise-based software to the cloud. With its extensive expertise, technology, and ecosystem of partners, Five9 helps businesses take advantage of secure, reliable, scalable cloud contact center software to create exceptional customer experiences, increase agent productivity and deliver tangible business results. For more information visit www.five9.com.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$29,238	$17,748
Accounts receivable, net	6,650	6,970
Prepaid expenses and other current assets	2,647	1,651

Total current assets	38,535	26,369
Property and equipment, net	11,179	11,607
Intangible assets, net	2,937	3,065
Goodwill	11,798	11,798
Other assets	4,786	3,439

Total assets	$69,235	$56,278

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,753	$4,306
Accrued and other current liabilities	7,788	5,929
Accrued federal fees	4,353	4,206
Sales tax liability	90	98
Revolving line of credit	12,500	—
Notes payable	2,037	1,522
Capital leases	4,907	4,857
Deferred revenue	4,957	4,375

Total current liabilities	40,385	25,293
Revolving line of credit — less current portion	—	12,500
Sales tax liability — less current portion	5,735	5,350
Notes payable — less current portion	24,962	7,095
Capital leases — less current portion	3,836	4,358
Convertible preferred and common stock warrant liabilities	2,647	3,935
Other long-term liabilities	668	715

Total liabilities	78,233	59,246

Stockholders’ deficit:
Convertible preferred stock	54,244	53,734
Common stock	6	5
Additional paid-in capital	35,868	34,089
Accumulated deficit	(99,116)	(90,796)

Total stockholders’ deficit	(8,998)	(2,968)

Total liabilities and stockholders’ deficit	$69,235	$56,278

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2014	2013

Revenue	$24,274	$19,115
Cost of revenue	13,148	11,681

Gross profit	11,126	7,434
Operating expenses:
Research and development	5,225	4,154
Sales and marketing	9,022	6,147
General and administrative	6,171	3,825

Total operating expenses	20,418	14,126

Loss from operations	(9,292)	(6,692)
Other income (expense), net:
Change in fair value of convertible preferred and common stock warrant liabilities	1,745	230
Interest expense	(778)	(178)
Other income (expense), net	32	2

Total other income (expense), net	999	54

Loss before provision for income taxes	(8,293)	(6,638)
Provision for income taxes	27	19

Net loss	$(8,320)	$(6,657)

Net loss per share:
Basic and diluted	$(1.48)	$(1.88)

Shares used in computing net loss per share:
Basic and diluted	5,608	3,536

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	March 31,	March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(8,320)	$(6,657)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,592	958
Provision for doubtful accounts	20	7
Stock-based compensation	1,196	264
Loss on the disposal of property and equipment	—	4
Non-cash interest expense	51	—
Change in fair value of convertible preferred and common stock warrant liabilities	(1,745)	(230)
Changes in operating assets and liabilities:
Accounts receivable	344	(144)
Prepaid expenses and other current assets	(965)	(1,194)
Other assets	(65)	(166)
Accounts payable	(221)	1,182
Accrued and other current liabilities	875	772
Accrued federal fees and sales tax liability	523	1,283
Deferred revenue	582	(119)
Other liabilities	(47)	197

Net cash used in operating activities	(6,180)	(3,843)

Cash flows from investing activities:
Purchases of property and equipment	(71)	(115)
Restricted cash	(25)	—
Proceeds from sale of short-term investments	—	249

Net cash provided by (used in) investing activities	(96)	134

Cash flows from financing activities:
Proceeds from exercise of common stock options	556	87
Proceeds from notes payable	19,561	—
Repayments of notes payable	(264)	(184)
Payments of capital leases	(1,282)	(664)
Payments for deferred offering costs	(805)	(15)
Proceeds from revolving line of credit	—	4,000

Net cash provided by financing activities	17,766	3,224

Net increase (decrease) in cash and cash equivalents	11,490	(485)
Cash and cash equivalents:
Beginning of period	17,748	5,961

End of period	$29,238	$5,476

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit

(unaudited, in thousands)

	Three Months Ended
	March 31, 2014	March 31, 2013

GAAP gross profit	$11,126	$7,434
GAAP gross margin	45.8%	38.9%
Non-GAAP adjustments:
Depreciation	1,114	857
Intangibles amortization	88	—
Stock-based compensation	87	32

Adjusted gross profit	$12,415	$8,323

Adjusted gross margin	51.1%	43.5%

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended
	March 31, 2014	March 31, 2013

GAAP net loss	$(8,320)	$(6,657)
Non-GAAP adjustments:
Provision for income taxes	27	19
Other (income) expense, net	(999)	(54)
Depreciation and amortization	1,592	958
Stock-based compensation	1,196	264

Adjusted EBITDA	$(6,504)	$(5,470)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2014	March 31, 2013

GAAP net loss	$(8,320)	$(6,657)
Non-GAAP adjustments:
Change in fair value of convertible preferred and common stock warrant liabilities	(1,745)	(230)
Stock-based compensation	1,196	264
Intangibles amortization	128	—
Non-cash interest expense	51	—

Non-GAAP net loss	$(8,690)	$(6,623)

Non-GAAP net loss per share:
Basic and diluted	$(1.55)	$(1.87)

Shares used in computing non-GAAP net loss per share:
Basic and diluted	5,608	3,536

Non-GAAP Adjustments

(unaudited, in thousands)

	Three Months Ended
	March 31, 2014			March 31, 2013
	Stock-Based Compensation	Intangibles Amortization	Depreciation	Stock-Based Compensation	Intangibles Amortization	Depreciation

Cost of revenue	$87	$88	$1,114	$32	$—	$857
Research and development	350	—	46	53	—	44
Sales and marketing	326	28	20	105	—	11
General and administrative	433	12	284	74	—	46

Total	$1,196	$128	$1,464	$264	$—	$958

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss – GUIDANCE

(unaudited, in thousands)

	Three Months Ending		Year Ending
	June 30, 2014		December 31, 2014
	Low	High	Low	High
GAAP net loss	$(11,569)	$(12,556)	$(41,715)	$(43,907)
Non-GAAP adjustments:
Change in fair value of convertible preferred and common stock warrant liabilities	—	—	(1,745)	(1,745)
Stock-based compensation	1,541	1,541	5,825	6,025
Intangibles amortization	133	133	528	528
Non-cash interest expense	77	77	289	289

Non-GAAP net loss	$(9,818)	$(10,805)	$(36,818)	$(38,810)

Investor Relations Contact:

Barry Zwarenstein

Chief Financial Officer

Five9, Inc.

925-201-2000 ext. 5959

IR@five9.com

Lisa Laukkanen

The Blueshirt Group for Five9, Inc.

415-217-4967

Lisa@blueshirtgroup.com

All product and company names mentioned are the property of their respective owners.

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